EXHIBIT 99.1

MEDIA CONTACT:

Jan Shulman, 480.664.8412, ext. 12; jshulman@ACmarketingPR.com

Carrie Morgan, 480.664.8412, ext. 15; cmorgan@ACmarketingPR.com

Amendola Communications for Community Bank of Arizona

FOR IMMEDIATE RELEASE

CACTUS COMMERCE BANK CHANGES NAME TO COMMUNITY BANK OF ARIZONA

New identity follows merger with Nevada bank holding company

Glendale, Ariz., Feb. 20, 2007 – Cactus Commerce Bank, a wholly-owned subsidiary of Community Bancorp (NASDAQ: CBON), has announced that it has changed its name to Community Bank of Arizona. The change is effective immediately.

“Our new name expresses the spirit of community and our commitment to Arizona,” said Gerald B. Ernst, President and Chief Executive Officer of Community Bank of Arizona, located in Glendale. “We bring the best of both worlds: relationship-focused, experienced bankers who are truly responsive to the needs of their customers, backed by an expanded menu of financial products for commercial customers—services and resources that only a larger organization can provide.”

The bank provides commercial banking services, including real estate, construction, commercial loans and SBA loans, ranging from $50,000 to $30 million, to small- and medium-sized businesses in the Valley. The expanded product line and larger loan limit are supplied through the bank’s relationship with Community Bank of Nevada. Community Bancorp, the holding company for both banks, acquired 100% of Cactus Commerce Bank’s stock in September of last year.

“Our plans with the name change include expanding our geographic footprint. We expect to open a branch in Fountain Hills this month and a branch in central Phoenix before the end of the second quarter. This growth is exciting for our staff and customers. We are also seeking service-oriented bankers to help us achieve our goals of growth and top-shelf customer service,” says Ernst.

Ernst expects the conversion will be seamless for existing Cactus Commerce Bank customers, and account holders will shortly receive a complimentary supply of checks bearing the bank’s new name. “Account numbers, debit and ATM card numbers, online banking access and loan numbers will all remain the same,” he noted. “Even our phone and fax numbers will be the same. In time, customers will be directed to a new website address, www.communitybankaz.com, for online access.”

“The changing of Cactus Commerce’s name fits into our branding strategy by having both the Arizona and Nevada banks come under the Community Bank name,” said Edward M. Jamison, Chairman, President and Chief Executive Officer of Community Bancorp. “Although both banks are separate chartered banks with independent boards of directors, having similar names will provide us better branding and identity in the markets in which we operate.”

About Community Bank of Arizona

Community Bank of Arizona (formerly Cactus Commerce Bank) is a community-based bank with an office in Glendale, Ariz. It primarily serves small business and professional customers in a highly responsive manner, providing commercial banking services, including real estate, construction, commercial loans and SBA loans, to small- and medium-sized businesses. Community Bank of Arizona and Community Bank of Nevada are wholly owned subsidiaries of Community Bancorp. For more information, please contact President and Chief Executive Officer, Gerald Ernst at (623) 979-1999.

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nev. with two bank subsidiaries. Through Community Bank of Nevada’s current 13 full-service banking offices in Nevada, two loan production offices located in Phoenix and San Diego, and the recently acquired Cactus Commerce Bank, now Community Bank of Arizona, it provides commercial banking services, including real estate, construction and commercial loans and SBA loans to small- and medium-sized businesses.

For more information about Community Bancorp, visit its website at www.communitybanknv.com.

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, the ability to staff any potential new branch locations in Arizona, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nev., or Phoenix, Ariz., net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in our Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under PSLRA’s safe harbor provisions.

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